UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 20, 2010 (September 21, 2010)

Ametrine Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	814-00776	74-3252949
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

340 West Superior Street, Unit 1601, Chicago, Illinois	60610
(Address of principal executive offices)	(Zip Code)

(312) 205-9101
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As reported in the registrant’s Schedule 14C filed on October 13, 2010, on September 21, 2010, the registrant issued to Meitav Underwriting Ltd. (“Meitav”) 1,704,760 shares of its common stock upon conversion of its outstanding debt of $85,238 to Meitav at a conversion price of $0.05 per share. As a result of this conversion, Meitav, the registrant’s principal shareholder, currently owns 4,026,559 shares or 92% of the registrant’s outstanding shares of common stock. Meitav has been funding the registrant’s operations since its inception in the form of an interest-free loan.  Over time, this debt to Meitav resulted in the registrant falling out of compliance with Section 61(a) of the Investment Company Act of 1940, which requires that a Business Development Company maintain asset coverage of at least 200% for any senior securities, including its debt.  The registrant has no other material liabilities after this conversion, and is now in compliance with the asset coverage requirement under Section 61(a) of the Investment Company Act of 1940.

A copy of the debt conversion agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits:

10.1	Debt Conversion Agreement dated September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMETRINE CAPITAL, INC.
(registrant)

By: /s/ Lior Ostashinsky
Date: October 20, 2010
Lior Ostashinsky
Chief Executive Officer